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                                                                   EXHIBIT 23.04

INTELLECTUAL PROPERTY/TECHNOLOGY LAW

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
Office Location: 6320 Quadrangle Drive . Suite 110 . Chapel Hill, NC 27514      Telephone: 919 419 9350
Mailing Address:  P.O. Box 14329 . Research Triangle Park, NC 27709             Facsimile: 919 419 9354
                                                                                email: Info@IPTL.com
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March 25, 1998



We hereby consent to the reference to our firm, Intellectual Property/Technology Law, under the caption "Experts" in the Registration Statement on Form S-1 (and the prospectus included therein), as amended, filed under the Securities Act of 1933, as amended, by ATMI, Inc. (the "Company") for the registration of 828,000 shares of the Common Stock of the Company and consent to the filing of this consent as an exhibit to the Registration Statement.



INTELLECTUAL PROPERTY/
TECHNOLOGY LAW

/s/ STEVEN J. HULTQUIST

Steven J. Hultquist
Principal